EXHIBIT 24.1


                        RESIDENTIAL ACCREDIT LOANS, INC.


                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane S. Wold as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Accredit Loans, Inc. (the "Registrant")) to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 to be filed by the Registrant on or about May 7, 2001, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as might or could be done in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           SIGNATURE                      TITLE                            DATE

/s/ Bruce J. Paradis              Director, President and Chief      May 7, 2001
Bruce J. Paradis                  Executive Officer
                                  (Principal Executive Officer)

/s/ Davee L. Olson                Director and Chief Financial       May 7, 2001
Davee L. Olson                    Officer (Principal Financial
                                  Officer)

/s/ David C. Walker               Director                           May 7, 2001
David C. Walker

/s/ Jack R. Katzmark              Controller (Principal Accounting   May 7, 2001
Jack R. Katzmark                  Officer)



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